Exhibit 10(l)

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”), is effective as of November 1, 2007 (“Effective Date”) by and between Energy Future Holdings Corp. (the “Company”), and Thomas Baker (“Consultant”) (collectively, the “Parties”).

WHEREAS, the Company desires to retain the Consultant as a consultant of the Company, and the Consultant desires to be so retained by the Company, on the terms and subject to the conditions more fully set forth in this Agreement; and

WHEREAS, the Parties acknowledge that the relationship between the Company and Consultant is an independent contractor relationship.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and the Consultant agree as follows:

1. Consulting Arrangement. The Company hereby retains the Consultant, and the Consultant hereby agrees to serve as a consultant to the Company, on the terms and subject to the conditions of this Agreement. The Consultant will, from time to time at the request of the Company upon reasonable advance notice, provide advice with respect to the business of the Company and its strategic plan (collectively, the “Services”). It is understood that such Services shall be incidental to, and shall not interfere with, the other business activities and commitments of the Consultant, but shall represent an average of at least ten (10) hours each week of consulting services. Both Parties acknowledge that this Agreement is non-exclusive in that, during the Term, the Company may utilize the services of others, and Consultant may provide consulting services to others and may offer his services to the general public.

2. Term; Termination.

(a) Term. Consultant’s term under this Agreement shall commence on the date hereof and shall continue until the second anniversary of the Effective Date (the “Consulting Term”) unless terminated earlier pursuant to Section 2(b) hereof.

(b) Termination. This Agreement and Consultant’s retention hereunder may be terminated by the Company or by the Consultant at any time for any reason, upon written notice by either party, in which event this Agreement will terminate as of the last day of month in which such notice is given. Upon termination, Consultant will have no obligation to provide the Services and the Company will have no obligation to provide further compensation to the Consultant other than as outlined in Section 3 hereunder.

3. Compensation.

(a) Fee. During the Term, the Company shall pay Consultant a consulting fee as follows: (i) an annual payment of $250,000.00 in cash (the “Payment”), and (ii) immediately following the date hereof, a grant of restricted common stock of the Company (“Restricted Stock”) having a fair market value equal to $300,000.00 on the date of grant (the “Equity Grant” which together with the Payment, the “Fee”). The Payment shall be payable in eight equal quarterly installments of $62,500.00, payable on the last day of every third month during the Consulting Term. The Equity Grant shall be governed by the terms and conditions of certain documents, including the Stockholder Agreement, the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and Its Affiliates and the Restricted Stock Award Agreement to be entered into by Consultant. So long as Consultant does not terminate this Agreement and continues to provide consulting services hereunder through the end of the Term until the second anniversary of the Effective Date, the Restricted Stock shall vest as to 100% of the shares on the second anniversary of the Effective Date. Subject to Section 5 below, Consultant’s entitlement to the Fee is conditioned on Consultant’s providing to the Company an average of ten (10) hours of Services per week during the Consulting Term.

(b) If Consultant Terminates the Agreement or if Company Terminates the Agreement for Cause. In the event that Consultant terminates the Agreement before the end of the Term or Company terminates the Agreement for Cause (as defined herein), Consultant shall forfeit his right to any compensation other than: (i) a pro-rated portion of the Payment not yet paid by Company but earned by Consultant prior to the termination of the Agreement (calculated as set forth below); and (ii) reimbursement for any reasonable expenses incurred in connection with the Services prior to the end of the Term. The calculation of any Payment to be made to Consultant following his termination of the Agreement shall be determined by dividing by three the number of months during the quarter prior to the termination of the Agreement and multiplying by $62,500.

(c) If Company Terminates the Agreement Without Cause. In the event that Company terminates the Agreement before the end of the Term for any reason other than Cause (as defined herein), Company shall provide to Consultant the following: (i) any portion of the Payment that was to be made during the Term which has not yet been paid to Consultant shall be paid within thirty (30) days of the termination of the Agreement; (ii) reimbursement for any reasonable expenses incurred in connection with the Services prior to the end of the Term shall be made within thirty (30) days of Company receiving an invoice for such expenses; and (iii) the Restricted Stock granted pursuant to this Agreement shall immediately vest and be provided to Consultant as soon as reasonably practical following termination of the Agreement.

(d) Cause. For purposes of this Agreement, “Cause” shall be defined as: (1) Consultant’s failure or refusal to faithfully and diligently perform Services; (ii) if, in performing Services for Company, Consultant engages in conduct that constitutes (a) a breach of his fiduciary duty to the Company or its shareholders (including, without limitation a breach or attempted breach of the restrictive covenants under this Agreement), (b) gross neglect or (c) gross misconduct resulting in material economic harm to the Company, or (iii) upon the indictment of the Consultant, or the plea of guilty or nolo contendere by Consultant to, a felony or a misdemeanor involving moral turpitude.

4. Expenses. The Consultant is authorized to incur reasonable expenses (including, without limitation, reasonable expenditures for supplies, office and administrative expenses, travel, lodging, food and related expenses) in connection with performing the Services. The Company shall reimburse the Consultant for such expenses following presentation by the Consultant from time to time of appropriately itemized and approved (consistent with the Company’s policy) accounts of such expenditures.

5. Status; Taxes.

(a) Status of Consultant. It is the intention of the Parties that, in performing the Services, Consultant shall act as and be deemed in all respects to be an independent contractor, and not for any purpose an officer, employee or agent of the Company or any other entity that controls, is controlled by or is under common control with the Company (“Affiliate”). Consultant shall not be an employee of the Company and shall not be entitled to participate in any employee benefit plans or other benefits, programs or conditions of employment available to the employees of the Company. Consultant shall have no authority to act as an agent of the Company, except on authority specifically so delegated, and he shall not represent to the contrary to any person. Consultant shall not undertake to commit the Company to any course of action in relation to third persons. Consultant shall only consult, render advice and perform such tasks as Consultant determines are necessary to provide the services required by the Company in accordance with the terms of this Agreement. Although the Company may specify the tasks to be performed by Consultant and may control and direct Consultant in that regard, the Company shall not control or direct the Consultant as to the details or means by which such tasks are accomplished.

(b) Taxes. It is intended that the Fee paid hereunder shall constitute revenues to Consultant. To the extent consistent with applicable law, the Company will not withhold any amounts therefrom as federal income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act or any other state or federal laws. Consultant shall be solely responsible for the payment of any federal, state or local income or payroll taxes and shall hold the Company, its officers, directors and employees harmless from any liability arising from the Consultant’s failure to do so.

6. Nondisclosure of Confidential Information and Non-Disparagement.

(a) Non-Disclosure of Confidential Information. Consultant shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information pertaining to the business of the Company or any of its Affiliates, except (i) while providing Services to the Company, in the business of and for the benefit of the Company, or (ii) as required by law. For purposes of this Section 6, “Confidential Information” shall mean non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing, acquisition and divestiture plans and other non-public, proprietary and confidential information of the Company, its shareholders, directors, officers or any of their respective affiliates that, in any case, is not otherwise available to the public (other than by Consultant’s breach of the terms hereof). Consultant acknowledges that the Confidential Information of the Company is valuable, special and unique to its business and is information on which such business depends, is proprietary to the Company, and that the Company wishes to protect such Confidential Information by keeping it secret and confidential for the sole use and benefit of the Company. Consultant will take all steps necessary and reasonably requested by the management committee of the Company, to ensure that all such Confidential Information is kept secret and confidential for the sole use and benefit of the Company.

(b) Return of Property. Upon termination of Consultant’s consultancy with the Company for any reason, all documents, procedural manuals, guides, specifications, plans, and similar materials, records, and similar repositories of or containing Confidential Information, including all copies thereof, then in Consultant’s possession or control, whether prepared by Consultant or others shall be left with or forthwith returned by Consultant to the Company; provided, however, that Consultant’s personal journal shall not be left with the Company, but rather it shall remain his personal property.

(c) Non-Disparagement. In exchange for the compensation set forth in Section 3 of this Agreement and other valuable consideration, Consultant agrees not to make any false or disparaging, negative, unflattering, accusatory, derogatory, or defamatory remarks or references, whether written or oral, about the Company and/or any of its Affiliates in any dealings with third parties (except as expressly permitted by this Agreement) or otherwise take any action that primarily is designed or intended to have the effect of discouraging any employee, lessor, licensor, customer, supplier, or other business associate of the Company from maintaining its business relationships with the Company or any of its Affiliates. This paragraph does not preclude Consultant from testifying under oath or in response to a valid subpoena. By signing this Agreement, Consultant agrees and acknowledges that Consultant is making, after the opportunity to confer with counsel, a knowing, voluntary and intelligent waiver of rights Consultant may have to make disparaging comments regarding the Company and/or its Affiliates, including rights under the First Amendment to the United States Constitution and any other applicable federal and state constitutional rights.

(d) The non-disclosure and non-disparagement obligations contained in this Section 6 shall continue in full force and effect after the conclusion of Consultant’s engagement with the Company and shall survive the expiration, termination, or cancellation of this Agreement regardless of the reason for such termination or restriction. Consultant’s obligations with respect to any specific Confidential Information shall cease only when that specific portion of the Confidential Information becomes publicly known, other than as a result of disclosure by Consultant, in its entirety and without combining portions of such Confidential Information obtained separately.

7. Injunctive Relief. The Consultant acknowledges that damages for any breach of Section 6 of this Agreement will be difficult to determine and inadequate to remedy the harm that may be caused and, therefore, consents that the restrictions contained in such Sections may be enforced by temporary or permanent injunction. Such injunctive relief shall be in addition to and not in place of any other remedies available at law or in equity.

8. Severability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

9. Entire Agreement. The provisions contained herein constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede any and all prior agreements, understandings and communications between the Parties, oral or written, with respect to such subject matter.

10. Modifications. Any waiver, alteration, amendment or modification of any provisions of this Agreement shall not be valid unless in writing and signed by the Company and the Consultant.

11. Assignment; Binding Effect. The Company may assign its rights and delegate its obligations under this Agreement to any successor-in-interest to its business, except such assignment shall not relieve the Company of any of its duties and obligations under this Agreement without Consultant’s prior written consent. Except as provided in the previous sentence, neither party may assign any of its or his rights or delegate any of its or his duties under this Agreement without the consent of the other, and any attempted assignment in violation of this provision shall be void. Subject to the limitations set forth in this Section 11, this Agreement shall be binding upon and inure to the benefit of the successors-in-interest and permitted assigns of the Company and the Consultant.

12. Notice. All notices and other communications required or permitted under this Agreement shall be made in writing and shall be deemed given if delivered personally, sent by registered or certified mail, (e.g., the equivalent of U.S. registered mail) return receipt requested, postage prepaid, or sent by nationally recognized overnight courier service, addressed as follows:

If to the Company:

Energy Future Holdings Corp.

1601 Bryan Street

Dallas, Texas 75201-3411

Attention: General Counsel

If to the Consultant:

The most recent address on file with Company

or to such other addresses as a party shall designate in the manner provided in this Section 12. Any notice or other communication shall be deemed given (a) on the date three (3) business days after it shall have been mailed, if sent by certified mail or (b) on the date one (1) business day after it shall have been given to a nationally-recognized overnight courier service.

13. Choice of Law. This Agreement shall be governed by and construed in accordance with the law of the State of Texas, without regard to conflicts of laws principles thereof. The Parties agree that the proper venue and jurisdiction for any cause of action relating to the Agreement shall be in Dallas County, Texas.

14. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15. Counterparts. This Agreement may be executed in one or more counterparts, which shall, collectively and separately, constitute one agreement.

IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the date first above written.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ Riz Chand
Its:

CONSULTANT:

/s/ Thomas Baker
Thomas Baker